UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 24, 2017

Weyland Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Wellington Street,
8/F The Wellington,
Central, Hong Kong SAR.
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

                       N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 20, 2017, Weyland Tech, Inc. (the “Company”) entered into an advisory agreement with TMC Prime Pte. Ltd (TMC) for the sourcing of strategic investments into the company by Southeast Asian technology companies and high net worth individuals with experience investing in technology companies TMC will commit to fund up to $10 million USD over a period of one year via direct investments.

The principals of TMC are former founders and executives of regionally based systems integrators, cloud services and mobile telephony companies.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1  Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: July 25, 2017	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO